Exhibit 99.1

Danimer Scientific, a Next Generation Bioplastics Company, Completes Business Combination with Live Oak Acquisition Corp.

Danimer Scientific to Begin Trading on the New York Stock Exchange Under “DNMR”

BAINBRIDGE, GA and GREAT FALLS, VA – December 29, 2020 – Meredian Holdings Group, Inc., doing business as Danimer Scientific (“Legacy Danimer”), a next generation bioplastics company focused on the development and production of biodegradable materials, and Danimer Scientific, Inc. (f/k/a Live Oak Acquisition Corp. (“Live Oak”)) announced today that they have completed their previously announced business combination. The transaction was unanimously approved by the board of directors of Live Oak and was approved at a special meeting of Live Oak stockholders on December 28, 2020. In connection with the closing, Live Oak changed its name to Danimer Scientific, Inc. (“Danimer Scientific” or the “Company”). The common stock of Danimer Scientific will trade under the ticker symbol “DNMR” on the New York Stock Exchange beginning December 30, 2020.

“The completion of our business combination represents a pivotal milestone in the global fight against one of the world’s biggest environmental problems – single use plastic waste and pollution,” said Stephen E. Croskrey, Chief Executive Officer of Danimer Scientific. “We are now fully financed to expand production capacity and meet the considerable expected demand from our blue chip, multinational customer base. Our customers view our Nodax™ PHA technology as a core component of their corporate sustainability strategy and a key vehicle to achieve their ESG commitments of reducing plastic waste by making their plastic packaging fully biodegradable. We are excited to become a publicly traded company and enter the next phase of growth as we broaden the reach of our remarkable Nodax™ technology.”

Danimer Scientific is a pioneer in creating environmentally responsible and natural alternative solutions to traditional petroleum-based resins. The Company’s signature polymer, Nodax™ PHA (polyhydroxyalkanoate), is a 100% biodegradable, renewable, and sustainable plastic produced using canola oil as a primary feedstock. Nodax™ PHA is the first PHA polymer to be certified as marine degradable, the highest standard of biodegradability, which verifies the material will fully degrade in ocean water without leaving behind harmful microplastics. As a result, Nodax™ offers a better beginning-of-life and end-of-life cycle than any of today’s traditional plastics and can replace the 80% of plastics that are never recycled or incinerated.

Danimer Scientific is currently producing and shipping Nodax™ at a commercial scale level from its existing facility in Winchester, Kentucky. The Company has partnered with key manufacturers and consumer products companies such as PepsiCo, Nestlé, Bacardi, Genpak, WinCup, Columbia Packaging Group, Kemira and Plastic Suppliers Inc. as they introduce more sustainable alternatives to straws, food and beverage containers, and flexible packaging, among others. Based on signed and pending contracts, the Company is fully sold out of all production in its Kentucky facility and will use its increased capital base to significantly increase production in seeking to meet the expected current and long-term demand of its customer base.

Rick Hendrix, outgoing Chief Executive Officer of Live Oak and now a member of the Board of Directors of Danimer Scientific, commented, “Danimer Scientific’s 100% biodegradable products put the Company at the forefront of sustainability and ESG leadership with innovative technologies that minimize exploitation of natural resources and enable customers to incorporate environmentally responsible products into their supply chains. Danimer Scientific represents a unique and compelling ESG investment opportunity with what we believe is a clear path to profitable growth. We are delighted to complete this business combination to accelerate the Company’s growth and create value for Danimer Scientific’s team members, customers, shareholders and the environment.”

Transaction Overview

As a result of this transaction, Danimer Scientific will now have approximately $380 million of unrestricted cash, net of transaction costs, on the balance sheet to fully fund future, planned growth, including the expansion of its current Kentucky facility and the build out of its contemplated greenfield facility.  These funds are primarily comprised of cash from Live Oak’s former trust account and concurrent equity private placements from institutional investors, including certain funds managed by affiliates of Apollo, Federated Hermes Kaufmann Small Cap Fund, and over $50 million from Live Oak affiliates.

Legacy Danimer’s senior management team will continue to lead the now combined company. In addition to serving as Chief Executive Officer of Danimer Scientific, Mr. Croskrey has been named Chairman of the Board. Rick Hendrix, Chief Executive Officer of Live Oak, has joined Danimer Scientific’s Board, and John Amboian, Non-Executive Chairman of Live Oak, has joined the Board as Lead Independent Director.

A more detailed description of the transaction can be found in the proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) on December 16, 2020 by Live Oak.

Advisors

Jefferies served as exclusive financial advisor, sole private placement agent and capital markets advisor to Live Oak. Morgan Stanley served as capital markets advisor to Live Oak. Houlihan Lokey served as financial advisor to Danimer. Mayer Brown LLP served as legal counsel to Live Oak. Kane Kessler, PC served as legal counsel to Danimer.

About Danimer Scientific

Danimer Scientific is a pioneer in creating more sustainable, more natural ways to make plastic products sold under the proprietary Nodax™ brand name. For more than a decade, the Company’s renewable and sustainable biopolymers have helped create plastic products that are 100% biodegradable and compostable. Danimer Scientific’s products return to nature instead of polluting our lands and waters. The Company’s technology can be found in a vast array of plastic end-use products that people use every day. Applications for our biopolymers include additives, aqueous coatings, fibers, filaments, films, and injection-molded articles, among others. The Company now holds more than 150 patents and pending patent applications in nearly 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit www.DanimerScientific.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  All statements, other than statements of present or historical fact included in this presentation, regarding Live Oak’s business combination with Danimer Scientific, the benefits of the transaction and the combined company’s future financial performance, as well as the combined Company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Danimer Scientific and are not predictions of actual performance.  These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability.  Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.  Many actual events and circumstances are beyond the control of Danimer Scientific.  Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions;; failure to realize the anticipated benefits of the transaction; risks relating to the uncertainty of the projected financial information with respect to Danimer Scientific; the overall level of consumer demand for Danimer Scientific’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Danimer Scientific’s customers; Danimer Scientific’s ability to implement its business strategy; changes in governmental regulation, Danimer Scientific’s exposure to intellectual property, product liability or product warranty claims and other loss contingencies; disruptions and other impacts to Danimer Scientific’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of Danimer Scientific’s manufacturing facilities and suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as  the COVID-19 global pandemic; the impact that global climate change trends may have on Danimer Scientific and its suppliers and customers; Danimer Scientific’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Danimer Scientific’s information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; Danimer Scientific’s ability to utilize potential net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks.

More information on potential factors that could affect our financial results is included from time to time in Danimer Scientific’s public reports filed with the Securities and Exchange Commission, including (when available) its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. If any of these risks materialize or any assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.  There may be additional risks that Danimer Scientific does not presently know, or that Danimer Scientific currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements.  In addition, forward-looking statements reflect Danimer Scientific’s expectations, plans, or forecasts of future events and views as of the date of this press release.  Danimer Scientific anticipates that subsequent events and developments will cause Danimer Scientific’s assessments to change.  However, while Danimer Scientific may elect to update these forward-looking statements at some point in the future, Danimer Scientific specifically disclaims any obligation to do so, except as required by law.  These forward-looking statements should not be relied upon as representing Danimer Scientific’s assessments of any date subsequent to the date of this press release.  Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Investors

ir@danimer.com

Phone: 229-220-1103

Media

DanimerPR@icrinc.com

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